UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2010

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Prudential Financial, Inc.’s (the “Company”) Annual Meeting of Shareholders was held on May 11, 2010. Shareholders voted on the matters set forth below.

1. The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Thomas J. Baltimore, Jr.	261,336,523	1,211,753	1,556,501	23,100,927
Gordon M. Bethune	258,765,305	3,833,329	1,506,143	23,100,927
Gaston Caperton	261,067,358	1,477,469	1,559,950	23,100,927
Gilbert F. Casellas	249,669,312	12,849,065	1,586,400	23,100,927
James G. Cullen	257,877,873	4,708,509	1,518,395	23,100,927
William H. Gray III	259,363,749	3,151,301	1,589,727	23,100,927
Mark B. Grier	261,338,951	1,337,077	1,428,749	23,100,927
Jon F. Hanson	259,994,292	2,570,330	1,540,155	23,100,927
Constance J. Horner	258,641,175	3,994,406	1,469,196	23,100,927
Karl J. Krapek	261,220,758	1,277,978	1,606,041	23,100,927
Christine A. Poon	261,362,874	1,223,955	1,517,948	23,100,927
John R. Strangfeld	248,952,598	13,754,296	1,397,883	23,100,927
James A. Unruh	256,287,280	6,178,780	1,638,717	23,100,927

2. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010 was approved based upon the following votes:

Votes for approval	284,419,236
Votes against	1,619,063
Abstentions	1,167,405

There were no broker non-votes for this item.

3. The proposal to approve, on an advisory basis, the overall executive compensation policies and procedures of the Company for its named executive officers was approved based upon the following votes:

Votes for approval	245,090,096
Votes against	35,189,297
Abstentions	6,926,311

There were no broker non-votes for this item.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2010

PRUDENTIAL FINANCIAL, INC.

By: /s/ Margaret M. Foran
Name: Margaret M. Foran Title: Chief Governance Officer, Vice President and Corporate Secretary